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                               SECOND AMENDMENT TO
                  POWER PURCHASE AND INTERCONNECTION AGREEMENT

                                    BETWEEN

                     Public Service Electric & Gas Company

                                       and

                               Camden Cogen, L.P.


     This Second Amendment to the Power Purchase and Interconnection Agreement by and between Public Service Electric & Gas Company ("PSE&G") and Camden Cogen, L.P. ("SELLER") constitutes the Second Amendment ("Second Amendment") to the Power Purchase and Interconnection Agreement ("Agreement") between the Parties.

                                    Recitals
                                    ---------

     WHEREAS, the Parties executed a First Amendment to the Agreement on June 12, 1990; and


     WHEREAS, pursuant to Article II, Section F ("Conditions Precedent") of the Agreement, as amended by the First Amendment, the Parties jointly petitioned the New Jersey Board of Public Utilities ("NJBPU") for an Order approving the First Amendment; and
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     WHEREAS, it was contemplated by the Parties that the NJBPU would consider, and act upon the Joint Petition on or about July 1, 1990: and

     WHEREAS, the Critical Path Items and Milestone Dates incorporated within Schedule A of the First Amendment were agreed upon based on the Parties' expectation that the NJBPU would act upon the Joint Petition on or about
July 1, 1990; and

     WHEREAS, the NJBPU, at its meeting on July 18, 1990 postponed action on the Joint Petition, such postponement making it unlikely for SELLER to reasonably achieve certain of the said milestone dates: and

     WHEREAS, the First Amendment contemplated the renegotiation of the milestone dates in the event the NJBPU failed to approve same by July 1, 1990; and

     WHEREAS, the Parties desire to modify the Agreement further in light of the said postponement.

     NOW, THEREFORE, in consideration of the recitals and mutual covenants contained, herein, the Parties hereto agree as follows:

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     (1) Notwithstanding the milestone dates set forth in Schedule A (2) and (3)
of the First Amendment, the Parties agree that within 30 days of the Parties' acceptance, in writing, of the final non-appealable Order of the NJBPU approving the First Amendment and the Second Amendment to the Agreement, SELLER shall be required to (i) Release Engineers for Preliminary Design, and (ii) Execute
Option for Project Site.

     (2) Notwithstanding the milestone dates set forth in Schedule A (1) and (4) through (13) of the First Amendment, the Parties agree to extend each of said milestone dates for periods of time equivalent to the number of days between July 1, 1990 and the date of the Parties' acceptance, in writing, of the final non-appealable Order of the NJBPU approving the First Amendment and the Second Amendment to the Agreement.

     (3) In the event the Order of the NJBPU approving the First Amendment and Second Amendment to the Agreement is stayed, pending any appeal which may be filed by any person, including a Party to the Agreement, and the appeal is still pending by December 1, 1990, the Parties may, upon mutual agreement, either (i) agree to extend any one or more milestone dates, and/or (ii) amend such other substantive terms of the Agreement affected by the delay or, (iii) agree to terminate the Agreement, whereupon the Agreement will be deemed null and void and neither Party shall have any further obligation to the other Party.

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     (4) All items and conditions contained in the Agreement, as amended by the
First Amendment and not otherwise amended herein shall remain in full force and effect.

     IN WITNESS WHEREOF, this Second Amendment to the Agreement is executed and delivered on the ______ day of ___________,1990.


                                   CAMDEN COGEN, L.P.

                                   By: /s/
                                       --------------------------

                                       Vice President

                                   PUBLIC SERVICE ELECTRIC &
                                   GAS COMPANY

                                   By: /s/
                                       --------------------------

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